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                                  SCHEDULE 14C
                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

       Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Check the appropriate box:

[X]  Preliminary Information Statement        [ ]  Confidential, For Use of the
                                                   Commission Only (as permitted
[ ]  Definitive Information Statement              by Rule 14c-5(d)(2))


                             MONDIAL VENTURES, INC.
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                (Name of Registrant as Specified in Its Charter)


     Payment of Filing Fee (Check the appropriate box):

      [X]   No fee required

      [ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      [ ]   Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                             MONDIAL VENTURES, INC.

                         388 Richmond Street, Suite 916
                        Toronto Ontario, M5R 3P1 Canada

                        Telephone Number: (416) 928-3095

                NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT


                                                           October 27, 2010

To our Stockholders:

Enclosed please find an information statement providing information to you regarding an action taken by one of our stockholders authorizing the Company's Board of Directors to: (i) authorize an increase in the authorized shares of common stock to 250,000,000; and (ii) authorize a new class of preferred stock. These actions were approved by written consent in lieu of a meeting of stockholders by a stockholder holding a majority of our issued and outstanding common stock entitled to vote thereon.

Your vote is not required to approve any of these actions, and the enclosed information statement is not a request for your vote or a proxy.

The accompanying information statement is for information purposes. Please read the accompanying information statement carefully.

                                          By Order of the Board of Directors,

                                          Marc Juliar,
                                          President and Chief Executive Officer

                             INFORMATION STATEMENT
                                      FOR
                             MONDIAL VENTURES, INC.

                         388 Richmond Street, Suite 916
                        Toronto Ontario, M5R 3P1 Canada

                        Telephone Number: (416) 928-3095

                       WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


This information statement is first being furnished on or about October 27, 2010 to the holders of record as of the close of business on November 4, 2010 ("Record Date") of the common stock, $.001 par value (the "Common Stock"), of Mondial Ventures, Inc. (referred to in this information statement as "we", "us", "our", "the Company", or "Mondial Ventures").

This information statement is being furnished to inform our stockholders about certain transactions that have been taken by our majority stockholder. This information statement is being filed with the U.S. Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and provided to the Company's stockholders pursuant to Rule 14c-2 promulgated under the Exchange Act.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our Common Stock.


          The date of this information statement is October 27, 2010.

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             QUESTIONS AND ANSWERS ABOUT THIS INFORMATION STATEMENT

One of the Company's stockholders executed a written consent in lieu of a meeting pursuant to the Company's Articles of Incorporation in which the stockholder authorized the Company's Board of Directors to: (i) authorize an increase in the authorized shares of common stock to 250,000,000; and (ii) authorize a new class of preferred stock that allows the Board of Directors to establish its terms, from time to time.

The following questions and answers address briefly some questions you may have regarding this information statement. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this information statement.

Q:    Why did you send me this information statement?

A: We sent you this information statement to inform you about a recent action taken by a stockholder holding a majority of the voting power of the Company's issued and outstanding Common Stock by executing a written consent in lieu of a meeting. You are not required to take any action with respect to any of the information set forth in this information statement.

Q: Will the actions taken by written consent also be submitted to all of the Company's stockholders for approval?

A: No. A stockholder action taken by written consent in lieu of a meeting is effective as if taken at a meeting of the Company's stockholders. No further stockholder approval is necessary and there will be no meeting specifically called for the purpose of approving again the actions taken by written consent described herein.

Q: How many shares of the Common Stock were eligible to consent to the actions described in this information statement?

A: On October 27, 2010, there were 9,800,000 shares of Common Stock issued and outstanding. Each share of Common Stock entitled the holder thereof to one vote on each matter that may come before a meeting of the Company's stockholders or on actions taken by written consent in lieu of a meeting.

Q: What vote was required to authorize and approve the actions taken by written consent in lieu of a meeting?

A: Pursuant to the General Corporation Law of Nevada, the affirmative vote of the holders of a majority of the total number of shares of Common Stock outstanding was required to authorize and approve the actions taken by written consent in lieu of a meeting. One stockholder holding an aggregate of 6,000,000 shares of Common Stock, or 61.22% of the total number of shares of Common Stock outstanding, executed the written consent.

Q: Do the Company's stockholders have any dissenters' rights or rights of appraisal with respect to the actions described in this information statement?

A: No. Under Nevada law, our stockholders do not have dissenters' or appraisal rights in connection with the actions taken by written consent in lieu of a meeting described in this information statement.

Q: At what point may the Company take the actions approved in the written consent in lieu of a meeting?

A: We may not take the actions approved in the written consent until at least 20 days after mailing this definitive information statement to our stockholders.

Q:    Where can I find out more information about the Company?

A: We are subject to the informational requirements of the Exchange Act which require that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The SEC's website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Copies of our Annual Report on Form 10-K for the year ended December 31, 2009, may be obtained without charge upon written request made to Mondial Ventures, Inc., 388 Richmond Street, Suite 916, Toronto, Ontario, M5R 3P1 Canada,
      Attention: Secretary.

                            AUTHORIZATION OF ACTIONS

The Board of Directors of the Company took action on October 26, 2010, to adopt the form of Articles of Amendment to the Certificate of Incorporation set forth in Exhibit A ("Articles of Amendment") hereto, and then they recommended to and sought the approval of the majority shareholder of the Company for the changes. On October 26, 2010, the majority stockholder, who is also the sole officer, holding the positions of President and Chief Executive Officer and the sole director of the Company, executed a written consent in lieu of a meeting, in respect of 6,000,000 shares of common stock held by him, equal to 61.22% of the issued and outstanding shares of common stock, which approved the form of Articles of Amendment.


              AUTHORIZATION OF INCREASE IN SHARES OF COMMON STOCK

Our current authorized capital consists of a single class of stock, designated common stock, par value $.001 per share, and authorizes 75,000,000 shares of common stock. There are currently 9,800,000 shares that are issued and outstanding. The Articles of Amendment will increase the number of authorized shares of common stock from 75,000,000 shares to 250,000,000 shares.

The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company to be in a position to issue shares of common stock or derivatives based on shares of common stock for future corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board believes these additional shares of authorized Common Stock should enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with obtaining stockholder approval to further amend the Company's Articles of Incorporation.

Effect of Additional Shares
---------------------------

Issuance by the Company of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The increase could have a dilutive effect on the voting power of existing shareholders once issued. Such increase also could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law and the certificate of incorporation) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Description of Current Capital Stock
------------------------------------

Currently, the authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. Immediately following approval of the increase in the number of authorized shares of common stock, as described above, there will be 250,000,000 shares of common stock authorized. Currently, there are 9,800,000 shares of common stock issued and outstanding. This number of issued and outstanding shares will not change because of the change in the authorized number of shares of common stock.

The holders of shares of common stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders. The holders of shares of common stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore. Such dividends, and any liquidation rights of the common stock, may be subject to superior rights of any preferred stock that is approved by the Board of Directors. The common stock does not have any no pre-emptive rights under the Certificate of Incorporation.

Plans for Future Issuances
--------------------------

Although the management of the Company is seeking to have authorized shares of common stock available for a number of purposes, including for new investment into the Company, acquisition opportunities and compensation purposes, there are no firm commitments for the issuance of any shares of common stock at this time for these or other purposes.

                   AUTHORIZATION OF CLASS OF PREFERRED STOCK

Our Articles of Incorporation currently do not provide for the issuance of preferred stock. The Certificate of Amendment will amend our Articles of Incorporation to authorize a class of "blank check" preferred stock of the Company. Accordingly, our Articles of Incorporation will authorize the Company to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share, having such terms, rights and features as may be determined from time to time by the Board of Directors.

The term "blank check" is often used to refer to preferred stock, the creation and issuance of which is authorized by the stockholders in advance and the terms, rights and features of which are determined by the Board of Directors from time to time. Therefore, once authorized, the Board of Directors will be able to issue the shares in classes or series without further shareholder approval. The authorization of blank check preferred stock permits the Board of Directors to create and issue preferred stock from time to time in one or more classes or series. Subject to the Company's Articles of Incorporation and any limitations prescribed by law or by any stock exchange or national securities association trading system on which the Company's securities may be listed, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue preferred shares, to fix the number of shares and to change designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, voting rights, conversion rights, and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by the stockholders. To the extent that any preferred stock is convertible into common stock, upon conversion the existing holders of common stock would suffer dilution of their percentage ownership of the company and may suffer economic dilution as a result of more common stock outstanding and trading in the market. Because the terms of any preferred stock are not yet established, it is not possible to quantify the extent of any dilutive impact on the common stock, but it could be substantial. The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment that doing so would be in the best interests of the Company and all its stockholders.

Rationale for Creating Blank Check Preferred Stock
--------------------------------------------------

Recent economic developments have adversely affected the capital markets and the availability of capital. In light of these trends, the Board of Directors believes that the Company should have a full range of capital financing alternatives available in its Articles of Incorporation.

The authorization of "blank check" preferred stock will provide the Company with increased flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow the Company to issue preferred stock from time to time with such features as may be determined by the Board of Directors for any proper corporate purpose. Such uses may include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as all or part of the consideration to be paid by the Company for acquisitions of other businesses or their assets. The Board of Directors has no present intent, plans, understandings, agreements or commitments to issue any preferred stock.

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Anti-Takeover Effects of the Proposed Amendment
-----------------------------------------------

The issuance of preferred stock could, under certain circumstances, have the effect of delaying or preventing a change of control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change of control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to make it more difficult to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage potential acquirors, and could therefore deprive stockholders of benefits they might otherwise obtain from an attempt by a third-party to acquire ownership or control of the Company, such as selling their shares at a premium over market price. Moreover, the issuance of such additional shares to persons friendly to the Board of Directors could make it more difficult to remove incumbent directors from office in the event such change were to be deemed advisable by the stockholders.

While the amendment to the Articles of Incorporation may have anti-takeover consequences, the Board of Directors believes that the benefits it would confer on the Company outweigh any disadvantages. In addition to the enhanced ability to finance purchases and secure capital, as discussed above, the Company would gain a degree of protection from hostile takeovers that might be contrary to the interests of the Company and the stockholders. The Board of Directors believes it is in the best interest of the Company and the stockholders to encourage potential acquirers to negotiate directly with the Board rather than taking unilateral action. Only when empowered to negotiate on behalf of the Company can the Board have the best possible opportunity to secure the terms that best serve the interests of the Company and all the stockholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

The following table sets forth as of October 26, 2010 the beneficial ownership of our Common Stock by (a) each person or group of persons known to us to beneficially own more than 5% of the outstanding shares of our Common Stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of October 26, 2010, we had 9,800,000 issued and outstanding shares of Common Stock.

  Name and Address          Amount and Nature of
 of Beneficial Owner        Beneficial Ownership        Percentage of Class
 -------------------        --------------------        -------------------

Marc Juliar (1)                  6,000,000                     61.22%

All directors and
executive officers
as a group (1 person)            6,000,000                     61.22%



(1) The address of the security holder is 388 Richmond Street, Toronto Ontario, M5R 3P1 Canada.

                                  HOUSEHOLDING

We will be "householding" this Information Statement. This means that only one copy of this Information Statement will be sent to you and the other stockholders who share your address unless we have received contrary instructions from one or more of those stockholders. Householding is designed to reduce the volume of duplicate information that stockholders receive and reduce our printing and mailing expenses.

If your household has received only one copy of this notice, and you would prefer to receive separate copies of this document, either now or in the future, please call us at (416) 928-3095 or write to us at Mondial Ventures, Inc., 388 Richmond Street, Suite 916, Toronto Ontario, M5R 3P1 Canada, Attention:
Secretary. We will deliver separate copies promptly. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please contact us in the same manner.

                                                                       Exhibit A

                        Form of Certificate of Amendment
                                     to the
                           Articles of Incorporation
                                       of
                             Mondial Ventures, Inc.




Ross Miller
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4520
(775) 684-6708
Website: www.nvsos.gov


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                    Certificate of Amendment
               (PURUSANT TO NRS 78.385 and 78.390)

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             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.       Name of corporation:              Mondial Ventures, Inc.


2. The articles have been amended as follows (provide article numbers, if available):

Fourth. Capital Stock. The total number of shares of capital stock shall be 260,000,000. The authorized capital shall be divided into two classes: (a) 250,000,000 shares of Common Stock, par value $0.001 per share; and (b) 10,000,000 shares Preferred Stock, par value $0.001 per share.

The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and other rights and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

The shares of capital stock may be issued by the corporation from time to time for such consideration as may be fixed by the Board of Directors, in accordance with the law of the State of Nevada.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 6,000,000 shares of common stock representing 61.22% of all the issued and outstanding common stock.

4. Effective date of filing (optional):
                                        ---------------------------------------.
(must not be later than 30 days after the effective date)

5. Signature (required):
                         --------------------------------------------------
                         Marc Juliar, President and Chief Executive Officer



                                      A-2




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